Exhibit 99(N)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated May 17, 2005, with respect to the financial statements of Tortoise Energy Capital Corporation in the Pre-Effective Amendment No. 3 to the Registration Statement (Form N-2) filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 333-123180) and under the Investment Company Act of 1940 (Registration No. 811-21725).

/s/ Ernst & Young LLP

Kansas City, Missouri
May 20, 2005